UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 7, 2006

Cellegy Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Byberry Road, Bldg 13 Huntingdon Valley, Pa	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 914-0900

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

On July 10, 2006, Cellegy Pharmaceuticals, Inc. issued a press release announcing that it received late afternoon on Friday, July 7, 2006 a communication from the U.S. Food and Drug Administration in the form of an Approvable Letter for its product, Cellegesic® (nitroglycerin ointment). The letter stated, however, that before the company’s New Drug Application (“NDA”) may be approved and the product approved for marketing, Cellegy must conduct another clinical trial to demonstrate efficacy at a level deemed statistically significant by the agency. The letter indicated that the agency was requiring an additional study because it believed the results of the three trials conducted to date did not provide substantial evidence that the drug is effective, and provided a number of comments on the results previously presented by Cellegy and recommendations concerning the design and protocol of the additional required study. Cellegesic, for reduction of pain associated with anal fissures, was the subject of an FDA Not Approvable letter in December 2004. An amended NDA, containing new analyses, was resubmitted to the FDA in April 2005, which resulted in a review by the FDA’s Cardio-Renal Advisory Committee on April 25, 2006. As previously reported, the Advisory Committee’s final vote was six members of the Committee for “Approval” of Cellegesic and six for “Approvable pending another study of effectiveness.” There were no votes for “Not Approvable.” Cellegesic has been under review at the FDA since then.

In the press release, Richard C. Williams, Cellegy’s Chairman and Interim Chief Executive Officer, stated, “We believe that we achieved the requirements for Cellegesic to be approved. The FDA reached a different conclusion that the product was approvable, but requires another trial to demonstrate efficacy. We are carefully considering all of our options and will be scheduling a meeting with the FDA.”

A copy of the Company’s press release relating to the transaction is attached as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated July 10, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: July 10, 2006	By:	/s/ Robert J. Caso
Robert J .Caso
Vice President, Finance and Chief Financial Officer (Duly Authorized Officer)